707472.0021/8587285.4 NAUTILUS, INC. INDUCEMENT PERFORMANCE UNIT AGREEMENT FOR VAY AG EMPLOYEES Nautilus, Inc. (the “Company”), through its Board of Directors or a Committee thereof (the “Plan Administrator”), has granted to the employee named on the notice of grant (“Grantee”) in the Grantee’s Company E*Trade account (the “Notice of Grant”), a Performance Unit Award pursuant to the Nautilus, Inc. Inducement Stock Plan for Vay AG Employees (the “Plan”), which is incorporated herein by reference. Capitalized terms not otherwise defined in this Agreement shall be defined as set forth in the Plan. The date of grant of this Performance Unit award is as specified in the Notice of Grant (the “Grant Date”). WHEREAS, the purpose of the Plan and this Agreement is to provide Performance Units to persons employed by VAY AG in connection with its proposed acquisition by the Company (the “Acquisition”) as an inducement material to the individual’s entering into employment with the Company or its current or future subsidiaries upon consummation of the proposed Acquisition and to promote the success of the business of the Company and its subsidiaries. The Plan and this Agreement is intended to comply with Rule 303A.08 of the NYSE Listed Company Manual which provides an exception to the NYSE shareholder approval requirement for the issuance of securities with regard to inducement grants to prospective employees of the Company, including without limitation inducement grants to prospective employees in connection with a merger or other acquisition; and WHEREAS, the Company wishes to grant to Grantee the number of Performance Units provided for herein; NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows 1. Grant of Performance Unit Award. 1.1 Subject to and upon the terms, conditions, and restrictions set forth in this Agreement, the Notice of Grant and the Plan, and, contingent upon and effective as of the date of the consummation of the Acquisition and the commencement of the Grantee’s employment with the Company or its Subsidiary (the “Grant Date”), the Company hereby grants to Grantee a Performance Unit award set forth in the Notice of Grant (the “Award”). The Award consists of Performance Units representing the Grantee’s right to receive shares of the Company’s common stock (“Common Stock”) calculated based on the level of achievement of the performance goals described on the performance summary sheet provided in your E*Trade account with your Notice of Grant (the “Performance Goals”) at 3/31/2024 (the “Performance Period”). 1.2 The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. 1.3 The Plan Administrator shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon Grantee and his/her legal representative in respect of any questions arising under the Plan or this Agreement. 1.4 By accepting the Award, the Grantee acknowledges and agrees that this grant of the Award is a voluntary gratification in the sense of art. 322d Swiss Code of Obligations ("CO") and under no circumstances shall constitute a salary component. 2. Achievement and Vesting. 2.1 As promptly as administratively practicable following completion of the Company’s audited financial statements for the last year of the Performance Period, the Compensation Committee of the Board of Directors shall Exhibit 99.2

707472.0021/8587285.4 2 determine and certify the level at which the Company has achieved the specified Performance Goals. On the date of such certification (the “Vesting Date”), if the Performance Goals have been achieved, a number of Performance Units calculated based on the Achievement Matrix set forth in the performance summary sheet shall vest and an equivalent number of shares of Common Stock will become issuable. The number of Performance Units identified in the Notice of Grant as being granted hereunder is equal to 100% of the shares of Common Stock issuable based on the achievement of all Performance Goals at the “Target” achievement level (the “Target Shares”). The percentage of the Target Shares that vest and become issuable under this Award will be determined based on the achievement of the Performance Goals at Threshold, Target and Maximum levels, as outlined in the Achievement Matrix of the performance summary sheet provided with the Notice of Grant. The minimum threshold is set at 30% of the Target Shares and the maximum is set at 200% of the Target Shares. The number of Performance Units vested and the number of shares of Common Stock issued in settlement of the Award will equal the applicable percentage identified in the Achievement Matrix of the Notice of Grant, multiplied by the Target Shares. If a Performance Goal is not achieved during the Performance Period, the Performance Award shall be forfeited. 2.2 Except as expressly provided in Section 2.3, in the event of the termination of Grantee's employment or service with the Company for any reason prior to the Vesting Date, Grantee shall forfeit all rights, title, and interest in and to the Performance Units. For the avoidance of doubt, date of termination means the date notice of termination or notice of resignation is served. Neither Grantee nor any of Grantee's successors, heirs, assigns or personal representatives shall have any rights or interests in any Performance Units that are so forfeited. 2.3 If Grantee's employment or service with the Company is terminated as a result of Grantee's death or total disability prior to the last day of the Performance Period, then a prorated portion of the Performance Units shall immediately vest and the equivalent number of shares of Common Stock shall be issued. The number of Performance Units vesting under this Section 2.3 shall be equal to the product of (X) 100% of the Target Shares multiplied by (Y) a fraction, the numerator of which is the number of Grantee’s completed months of service from the Grant Date through the date of such death or disability, and the denominator of which is thirty-six (36). 2.4 A number of Performance Units equal to 100% of the Target Shares shall vest and the equivalent number of shares of Common Stock shall be issued upon the occurrence of any of the following events: (i) the sale, liquidation or other disposition of all or substantially all of the Company’s assets; (ii) a merger or consolidation of the Company with one or more corporations as a result of which, immediately following such merger or consolidation, the shareholders of the Company as a group hold less than a majority of the outstanding capital stock of the surviving corporation; or (iii) any person or entity, including any “person” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes the “beneficial owner”, as defined in the Exchange Act, of shares of the Company’s Common Stock representing fifty percent (50%) or more of the combined voting power of the voting securities of the Company. Notwithstanding the foregoing, in no event will any portion of an Award become vested immediately prior to or upon a Change in Control, except that each Award will become fully vested at 100% of the Target Shares if the Grantee is terminated by the Company for a reason other than Cause (“Cause”, as defined in the Plan and which shall also include any other important reason set forth in Art. 337 CO of the Swiss Civil Code, allowing the company employing the Grantee to terminate the employment relationship with immediate effect) upon or within twelve (12) months following the Change in Control. 3. Terms and Conditions of Award. The Performance Units shall be subject to the following terms, conditions and restrictions: 3.1 The Performance Units are bookkeeping entries only. Until the Company has issued Common Stock to Grantee in accordance with the terms of the Plan and this Agreement, the Performance Units granted pursuant to this Award shall not entitle the Grantee to any rights of a shareholder, including without limitation the right to receive dividends or to vote the shares underlying such Performance Units.

707472.0021/8587285.4 3 3.2 The Performance Units granted hereunder may not be transferred in any manner except as permitted by the Plan. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee. 4. Delivery of Shares. As soon as administratively practicable after the Performance Units become vested hereunder the Company shall issue to Grantee or, at Grantee’s request, Grantee’s designated broker, one share of Common Stock in settlement of each vested Performance Unit. 5. Income Taxes. 5.1 The Grantee shall be liable for all applicable income and withholding taxes, including without limitation, any federal, state, local or other income taxes, or any applicable employment tax or social security or pension contributions (“Payroll Taxes”) with respect to any compensation income arising out of the vesting and issuance of the Performance Units hereunder and the issuance and the delivery of Common Stock in settlement thereof. 5.2 If the Company shall be required to withhold any Payroll Taxes in connection with the issuance and vesting of the Performance Units or the issuance of shares of Common Stock upon settlement thereof, it shall be a condition to such vesting or issuance that the Grantee pay the tax or make provisions that are satisfactory to the Company for the payment thereof. The Grantee shall satisfy the minimum statutory tax withholding obligations by surrendering to the Company a portion of the Common Stock to be issued to the Grantee, and the shares of Common Stock so surrendered by the Grantee shall be credited against any such withholding obligation at the Fair Market Value per share of such Common Stock on the date that the amount of tax to be withheld is to be determined. The Grantee will receive a cash refund for any fraction of a surrendered share not necessary for required Payroll Taxes. 5.3 If the Company cannot (under applicable legal, regulatory, listing or other requirements, or otherwise) satisfy any obligation to withhold Payroll Taxes in the manner described in Section 5.2, the Company may satisfy such withholding obligation by deducting such amount out of any other compensation otherwise payable to the Grantee. Grantee hereby consents to the Company withholding the full amount of the withholding obligation from any compensation or other amounts otherwise payable to Grantee, and Grantee agrees that the withholding and payment of any such amount by the Company to the relevant taxing authorities shall constitute full satisfaction of the Company’s obligation to pay such compensation of other amounts to Grantee. 5.4 Regardless of any action the Company takes with respect to any or all obligations to withhold Payroll Taxes, the Grantee acknowledges and agrees that the ultimate liability for Payroll Taxes legally due from Grantee is and remains the Grantee’s responsibility. 6. Miscellaneous Provisions. 6.1 Notices; Electronic Delivery. Any notices, designations, consents, offers, acceptances and any other communications required or permitted hereunder shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the principal office of the Company and, in the case of the Grantee, to the Grantee's physical or electronic mail address appearing on the books of the Company or to the Grantee's residence or to such other address as may be designated in writing by the Grantee. Grantee hereby consents to the electronic delivery of the Notice of Grant, this Agreement, the Plan, the performance summary sheet, account statements, Plan prospectuses required by the Securities and Exchange Commission, financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Award or the Common Stock. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. The Company will provide a paper copy of any documents delivered electronically at no cost upon request of the Grantee. Grantee acknowledges that his/her

707472.0021/8587285.4 4 consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered, at any time by notifying the Company of such revised or revoked consent. Grantee acknowledges and understands that he/she is not required to consent to electronic delivery. 6.2 Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted. 6.3 No Employment Contract. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company, or limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of the Grantee. 6.4 Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Performance Units or shares of Common Stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law. 6.5 Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. 6.6 Capital Adjustments. In the event of a material alteration in the capital structure of the Company on account of a recapitalization, stock split, reverse stock split, stock dividend or otherwise, this award shall be subject to adjustment by the Plan Administrator in accordance with the Plan. 6.7 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter contained herein and supersedes all prior communications, representations and negotiations in respect thereto. 6.9 Governing Law. This agreement shall be interpreted and construed in accordance with the laws of the State of Washington. 6.10 Section 409A. Anything herein to the contrary notwithstanding, any earned amount payable to Grantee hereunder shall be paid on or deferred until the earliest date as may be required to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended. 6.11 Data Privacy. The following provisions are applicable to Grantees residing and/or working in the European Union or Switzerland: The Company is located at 17750 S.E. 6th Way, Vancouver, Washington 98683, USA, and grants these inducement Performance Units under the Plan to employees of the Company and its Subsidiaries in its sole discretion. In conjunction with the Company's grant of the inducement Performance Units under the Plan and its ongoing administration of such award, the Company is providing the following information about its data collection, processing and transfer practices, which Grantee should carefully review. (a) Data Collection, Processing and Usage. The Company will collect, process and use certain personal information about Grantee, specifically, Grantee’s name, home address, email address and telephone number, date of birth, social security or insurance number, passport number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Performance Units, shares, awards or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in Grantee's favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. Grantee's Data also may be disclosed to certain securities or other regulatory authorities where the Company’s securities are listed or traded or regulatory

707472.0021/8587285.4 5 filings are made. The Company's legal basis for such disclosure of Grantee’s Data is to satisfy its contractual obligations under the terms of the Agreement, and to comply with applicable laws, rules and regulations. (b) Stock Plan Administrator. The Company may transfer Grantee’s Data to E*TRADE Financial Services or any of its successor or other third party service provider based in the United States of America and engaged by the Company to assist with the implementation, administration and management of awards granted under the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share Grantee’s Data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for Grantee to receive and trade shares acquired under the Plan. Grantee will be asked to agree to separate terms and data processing practices with the Stock Plan Administrator, which is a condition of Grantee’s ability to participate in the Plan. (c) International Data Transfers. The Company and the Stock Plan Administrator are based in the United States of America. Grantee should note that Grantee’s country of residence may have enacted data privacy laws that are different from the United States of America. The Company's legal basis for the transfer of Grantee’s Data to the United States of America is to satisfy its contractual obligations under the terms and conditions of this Agreement. (d) Data Retention. Grantee understands that Grantee’s Data will be held only as long as is necessary to implement, administer and manage Grantee’s participation in the Plan. When the Company no longer needs Grantee’s Data, the Company will remove it from its systems. If the Company retains Grantee’s Data longer, it would be to satisfy the Company's legal or regulatory obligations and the Company's legal basis would be for compliance with applicable laws, rules and regulations. (e) Data Subject Rights. Grantee understands that Grantee may have the right under applicable law to (i) access or copy Grantee’s Data that the Company possesses, (ii) rectify incorrect Data concerning Grantee, (iii) delete Grantee’s Data, (iv) restrict processing of Grantee’s Data, or (v) lodge complaints with the competent supervisory authorities in Grantee’s country of residence. To receive clarification regarding these rights or to exercise these rights, Grantee understand that Grantee can contact the Company's human resources representative. IN WITNESS WHEREOF, the Company has indicated its agreement to the terms hereof by electronically posting this Agreement on the Grantee’s Company E*Trade account. By electronically accepting and acknowledging the Performance Units in the manner provided in the Grantee’s Company E*Trade account, Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof and hereby accepts these Performance Units subject to all the terms and provisions hereof.